Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S‑8 (No. 333-147216) of DOV Pharmaceutical, Inc., of our report dated March 31, 2008 relating to the financial statements, which appears in this Form 10‑K for the year ended December 31, 2007.

/s/ PricewaterhouseCoopers LLP

Florham Park, New Jersey

March 31, 2008